Exhibit 99.1
MEDIAALPHA ANNOUNCES THIRD QUARTER 2023
FINANCIAL RESULTS
•Revenue of $75 million, down 16% year over year
•Transaction Value of $109 million, down 26% year over year
•Transaction Value from Property & Casualty down 46% year over year to $45 million
•Transaction Value from Health up 11% year over year to $51 million
Los Angeles, CA (November 1, 2023) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the third quarter ended September 30, 2023.
“Our third quarter results reflected solid execution, as we grew Adjusted EBITDA year over year despite continued challenging market conditions in our property & casualty (P&C) insurance vertical,” said Steve Yi, MediaAlpha CEO. “In the fourth quarter, we expect continued Adjusted EBITDA growth year over year, driven by gross margin expansion and disciplined expense management. We continue to see the benefits of insurance shopping migrating to online channels, and we expect growth to accelerate in 2024 as the P&C cycle turns and carrier advertising spending starts to normalize.”
Third Quarter 2023 Financial Results
•Revenue of $74.6 million, a decrease of 16% year over year;
•Transaction Value of $109.0 million, a decrease of 26% year over year;
•Gross margin of 16.5%, compared with 14.2% in the third quarter of 2022;
•Contribution Margin(1) of 20.2%, compared with 17.4% in the third quarter of 2022;
•Net loss was $(18.7) million, compared with $(21.2) million in the third quarter of 2022; and
•Adjusted EBITDA(1) was $3.6 million, compared with $2.2 million in the third quarter of 2022.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for the fourth quarter of 2023 reflects ongoing weakness in customer acquisition spend levels by P&C carriers as they continue to prioritize profitability over growth. As a result, we expect Transaction Value in our P&C insurance vertical to be similar to Q3 2023 levels, approximately 20% lower year over year. We expect fourth quarter Transaction Value in our Health vertical to be roughly flat year over year.

For the fourth quarter of 2023, MediaAlpha currently expects the following:
•Transaction Value between $145 million - $160 million, representing a 10% year-over-year decrease at the midpoint of the guidance range;
•Revenue between $106 million - $116 million, representing a 10% year-over-year decrease at the midpoint of the guidance range;
•Adjusted EBITDA between $9.5 million and $11.5 million, representing a 16% year-over-year increase at the midpoint of the guidance range. We are projecting our operating expenses, net of Adjusted EBITDA addbacks, to be approximately $0.5 to $1.0 million higher than Q3 2023 levels due in part to seasonality.
With respect to the Company’s projection of Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss) because the Company is unable to predict with reasonable certainty the reconciling items that may affect net income (loss) without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's third quarter 2023 results and its financial outlook for the fourth quarter of 2023 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation of double-digit year-over-year growth in Adjusted EBITDA in the fourth quarter of 2023, driven primarily by continued gross margin expansion and disciplined expense management; our expectation of accelerated top and bottom line growth in 2024 as P&C carrier advertising spending normalizes; and our financial outlook for the fourth quarter of 2023. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 27, 2023. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$15,196	$14,542
Accounts receivable, net of allowance for credit losses of $314 and $575, respectively	33,051	59,998
Prepaid expenses and other current assets	2,773	5,880
Total current assets	51,020	80,420
Intangible assets, net	27,744	32,932
Goodwill	47,739	47,739
Other assets	6,529	8,990
Total assets	$133,032	$170,081
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$38,749	$53,992
Accrued expenses	12,708	14,130
Current portion of long-term debt	8,797	8,770
Total current liabilities	60,254	76,892
Long-term debt, net of current portion	167,697	174,300
Other long-term liabilities	4,760	4,973
Total liabilities	$232,711	$256,165
Commitments and contingencies (Note 7)
Stockholders' (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 46.6 million and 43.7 million shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	466	437
Class B common stock, $0.01 par value - 100 million shares authorized; 18.1 million and 18.9 million shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	181	189
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	503,303	465,523
Accumulated deficit	(520,196)	(482,142)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(16,246)	$(15,993)
Non-controlling interests	(83,433)	(70,091)
Total stockholders' (deficit)	$(99,679)	$(86,084)
Total liabilities and stockholders' deficit	$133,032	$170,081

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$74,573	$89,017	$270,975	$335,065
Costs and operating expenses
Cost of revenue	62,277	76,343	226,545	285,149
Sales and marketing	6,101	6,853	19,802	22,034
Product development	4,296	5,291	14,525	16,168
General and administrative	16,648	11,105	50,473	40,569
Total costs and operating expenses	89,322	99,592	311,345	363,920
(Loss) from operations	(14,749)	(10,575)	(40,370)	(28,855)
Other (income) expense, net	(100)	8,602	1,165	8,123
Interest expense	3,947	2,593	11,397	5,908
Total other expense, net	3,847	11,195	12,562	14,031
(Loss) before income taxes	(18,596)	(21,770)	(52,932)	(42,886)
Income tax expense (benefit)	102	(544)	330	1,210
Net (loss)	$(18,698)	$(21,226)	$(53,262)	$(44,096)
Net (loss) attributable to non-controlling interest	(5,196)	(6,740)	(15,208)	(13,395)
Net (loss) attributable to MediaAlpha, Inc.	$(13,502)	$(14,486)	$(38,054)	$(30,701)
Net (loss) per share of Class A common stock
-Basic and diluted	$(0.29)	$(0.34)	$(0.84)	$(0.74)
Weighted average shares of Class A common stock outstanding
-Basic and diluted	46,229,672	42,210,186	45,095,417	41,592,783

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net (loss)	$(53,262)	$(44,096)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Non-cash equity-based compensation expense	43,943	44,216
Non-cash lease expense	508	539
Depreciation expense on property and equipment	275	295
Amortization of intangible assets	5,188	4,064
Amortization of deferred debt issuance costs	597	626
Change in fair value of contingent consideration	—	(6,591)
Impairment of cost method investment	1,406	8,594
Credit losses	(220)	(109)
Deferred taxes	—	1,054
Tax receivable agreement liability adjustments	6	(576)
Changes in operating assets and liabilities:
Accounts receivable	27,167	42,840
Prepaid expenses and other current assets	3,059	5,451
Other assets	375	322
Accounts payable	(15,243)	(19,452)
Accrued expenses	1,138	(2,223)
Net cash provided by operating activities	$14,937	$34,954
Cash flows from investing activities
Purchases of property and equipment	(60)	(93)
Cash consideration paid in connection with CHT acquisition	—	(49,677)
Net cash (used in) investing activities	$(60)	$(49,770)
Cash flows from financing activities
Proceeds received from:
Revolving credit facility	—	25,000
Payments made for:
Repayments on revolving line of credit	—	(15,000)
Repayments on long-term debt	(7,125)	(7,125)
Repurchases of Class A common stock	—	(5,008)
Contributions from QLH’s members	196	—
Distributions	(1,572)	(590)
Payments pursuant to tax receivable agreement	(2,822)	(216)
Shares withheld for taxes on vesting of restricted stock units	(2,900)	(2,601)
Net cash (used in) financing activities	$(14,223)	$(5,540)
Net increase (decrease) in cash and cash equivalents	654	(20,356)
Cash and cash equivalents, beginning of period	14,542	50,564
Cash and cash equivalents, end of period	$15,196	$30,208

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Open Marketplace transactions	$73,053	$86,279	$263,568	$324,008
Percentage of total Transaction Value	67.0%	58.8%	61.6%	57.0%
Private Marketplace transactions	35,963	60,438	164,524	244,592
Percentage of total Transaction Value	33.0%	41.2%	38.4%	43.0%
Total Transaction Value	$109,016	$146,717	$428,092	$568,600

The following table presents Transaction Value by vertical for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Property & Casualty insurance	$44,715	$83,165	$223,305	$343,179
Percentage of total Transaction Value	41.0%	56.7%	52.2%	60.4%
Health insurance	51,210	46,190	161,450	152,839
Percentage of total Transaction Value	47.0%	31.5%	37.7%	26.9%
Life insurance	7,566	11,580	26,042	36,438
Percentage of total Transaction Value	6.9%	7.9%	6.1%	6.4%
Other(1)	5,525	5,782	17,295	36,144
Percentage of total Transaction Value	5.1%	3.9%	4.0%	6.4%
Total Transaction Value	$109,016	$146,717	$428,092	$568,600
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our supply partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Revenue	$74,573	$89,017	$270,975	$335,065
Less cost of revenue	(62,277)	(76,343)	(226,545)	(285,149)
Gross profit	12,296	12,674	44,430	49,916
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	1,012	999	2,959	2,637
Salaries, wages, and related	878	989	2,832	2,679
Internet and hosting	138	126	418	349
Other expenses	179	189	513	531
Depreciation	9	12	30	30
Other services	514	492	1,795	1,598
Merchant-related fees	11	40	14	99
Contribution	15,037	15,521	52,991	57,839
Gross margin	16.5%	14.2%	16.4%	14.9%
Contribution Margin	20.2%	17.4%	19.6%	17.3%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider useful information to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net (loss)	$(18,698)	$(21,226)	$(53,262)	$(44,096)
Equity-based compensation expense	14,454	14,600	43,943	44,216
Interest expense	3,947	2,593	11,397	5,908
Income tax expense (benefit)	102	(544)	330	1,210
Depreciation expense on property and equipment	87	98	275	295
Amortization of intangible assets	1,730	1,704	5,188	4,064
Transaction expenses(1)	5	106	553	636
SOX implementation costs(2)	—	—	—	110
Fair value adjustment to contingent consideration(3)	—	(3,746)	—	(6,591)
Impairment of cost method investment	—	8,594	1,406	8,594
Changes in TRA related liability(4)	—	13	6	(577)
Changes in Tax Indemnification Receivable(5)	(20)	(15)	(48)	(44)
Settlement of federal and state income tax refunds(6)	—	—	3	92
Legal expenses(7)	1,979	—	3,418	—
Reduction in force costs (8)	—	—	1,233	—
Adjusted EBITDA	$3,586	$2,177	$14,442	$13,817

(1)Transaction expenses consist of immaterial expenses and $0.6 million of legal, and accounting fees incurred by us for the three and nine months ended September 30, 2023, respectively, in connection with the amendment to the 2021 Credit Facilities, the tender offer filed by the Company's largest shareholder in May 2023, and a resale registration statement filed with the SEC. For the three and nine months ended September 30, 2022, transaction expenses consist of $0.1 million and $0.6 million of expenses, respectively, incurred by us in connection with our acquisition of CHT.
(2)SOX implementation costs consist of $0.1 million of expenses for the nine months ended September 30, 2022 for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b) for fiscal 2021.
(3)Fair value adjustment to contingent consideration consists of $3.7 million and $6.6 million of gain for the three and nine months ended September 30, 2022, respectively, in connection with the remeasurement of the contingent consideration for the acquisition of CHT as of September 30, 2022.
(4)Changes in TRA related liability consist of immaterial expenses for the nine months ended September 30, 2023, and immaterial expenses and $0.6 million of income for the three and nine months ended September 30, 2022, respectively, due to a change in the estimated future state tax benefits and other changes in the estimate resulting in reductions of the TRA liability.
(5)Changes in Tax Indemnification Receivable consists of immaterial income for the three and nine months ended September 30, 2023 and 2022, related to a reduction in the tax indemnification receivable recorded in connection with the Reorganization Transactions. The reduction also resulted in a benefit of the same amount which has been recorded within income tax expense (benefit).
(6)Settlement of federal and state tax refunds consist of immaterial expenses incurred by us for the nine months ended September 30, 2023, and $0.1 million of expense incurred by us for the nine months ended September 30, 2022, related to a payment to White Mountains for state tax refunds for the period prior to the Reorganization Transactions related to 2020 tax returns. The settlement also resulted in a benefit of the same amount which has been recorded within income tax expense (benefit).
(7)Legal expenses of $2.0 million and $3.4 million for the three and nine months ended September 30, 2023, respectively, consist of legal fees incurred in connection with the civil investigative demand received from the Federal Trade Commission (FTC) in February 2023 and costs associated with a legal settlement unrelated to our core operations.
(8)Reduction in force costs for the nine months ended September 30, 2023 consist of $1.2 million of severance benefits provided to the terminated employees in connection with the RIF Plan. Additionally, equity-based compensation expense includes $0.3 million of charges related to the RIF Plan for the nine months ended September 30, 2023.